EXHIBIT 10-38

Model 2016 RSU Award Agreement for UK employees

AWARD AGREEMENT

STOCK UNITS

The Executive Compensation Committee of the Gannett Co., Inc. Board of Directors has approved an award of Restricted Stock Units (referred to herein as “Stock Units”) to you under the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan, as set forth below.

This Award Agreement and the enclosed Terms and Conditions effective as of January 1, 2016, constitute the formal agreement governing this award.

Please sign both copies of this Award Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned. Please keep the enclosed Terms and Conditions for future reference.

Employee:    Location:    Newsquest

Grant Date:    __/__/16
Stock Unit Commencement Date:    __/__/16

Stock Unit Expiration Date:    12/31/19

Stock Unit Vesting Schedule:	25% of the Stock Units shall vest on 12/31/16*
25% of the Stock Units shall vest on 12/31/17*
25% of the Stock Units shall vest on 12/31/18*
25% of the Stock Units shall vest on 12/31/19*

Payment Date:	25% of the Stock Units shall be paid on 1/2/2017*
25% of the Stock Units shall be paid on 1/2/2018*
25% of the Stock Units shall be paid on 1/2/2019*
25% of the Stock Units shall be paid on 1/2/2020*

* Provided the Employee is continuously employed until such dates and has not terminated employment on or before such dates. Such dates are hereinafter referred to as the “Vesting Date” or “Payment Date” for the Stock Units that vest or are paid on such dates.

Number of Stock Units:

Gannett Co., Inc.

________________________________        By: __________________________

Employee’s Signature    David Harmon
Chief People Officer

EXHIBIT 10-38

EXHIBIT 10-38

STOCK UNITS FOR UK EMPLOYEES
TERMS AND CONDITIONS
Under the
Gannett Co., Inc.
2015 Omnibus Incentive Compensation Plan

These Terms and Conditions, dated January 1, 2016, govern the grant of Restricted Stock Units (referred to herein as “Stock Units”) to the employee (the “Employee”) designated in the Award Agreement dated coincident with these Terms and Conditions. The Stock Units are granted under, and are subject to, the Gannett Co., Inc. (the “Company”) 2015 Omnibus Incentive Compensation Plan (the "Plan"). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
1.    Grant of Stock Units. Pursuant to the provisions of (i) the Plan, (ii) the individual Award Agreement governing the grant, and (iii) these Terms and Conditions, the Company has granted to the Employee the number of Stock Units set forth on the applicable Award Agreement. Each vested Stock Unit shall entitle the Employee to receive from the Company one share of the Company's common stock ("Common Stock") upon the earliest of the Employee’s termination of employment, a Change in Control (but only to the extent provided in Section 15) or the Payment Date, as defined below. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.

2.    Payment Date. The Payment Date shall be the dates specified in the Award Agreement with respect to the Stock Units that vest on such date under the schedule set forth in the Award Agreement.
3.    Vesting Schedule. Subject to the special vesting rules set forth in Sections 8, 15 and 16, the Stock Units shall vest in accordance with the Vesting Schedule specified in the Award Agreement to the extent that the Employee is continuously employed by the Company or its Subsidiaries until the Vesting Dates specified in the Vesting Schedule and has not terminated employment on or before such dates. An Employee will not be treated as remaining in continuous employment if the Employee’s employer ceases to be a Subsidiary of the Company.
4.    No Dividend Equivalents. No dividend equivalents shall be paid to the Employee with regard to the Stock Units.
5.    Delivery of Shares. Subject to Section 6 below (Withholding), the Company shall deliver to the Employee a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested Stock Units as soon as administratively practicable (but always by the 30th day) after the earliest of the Employee’s termination of employment, a Change in Control (but only to the extent provided in Section 15) or the Payment Date. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.
6.    Withholding. The Company, or any employing company, may make the necessary arrangements to withhold an amount sufficient to meet any liability to taxation or social security in respect to the vesting of Stock Units for which the Company is obligated to account on behalf of an Employee. These arrangements may include the sale of sufficient shares of Common Stock on behalf of an Employee unless the Employee discharges the liability himself.
7.    Cancellation.
(a)    Termination of Employment. All Stock Units granted to the Employee that have not vested as of the date of the Employee’s termination of employment shall automatically be cancelled upon the Employee’s termination of employment. Unvested Stock Units shall also be cancelled in connection with an event that results in the Employee’s employer ceasing to be a Subsidiary of the Company.
(b)    Forfeiture of Stock Units/Recovery of Common Stock. Stock Units granted under this Award Agreement are subject to the Company’s Clawback Policy, dated as of December 9, 2015, which may be amended from time-to-time with retroactive effect. In addition, the Company may assert any other remedies that may be available to the Company under applicable law.
8.    Death, Disability, Retirement. In lieu of the Vesting Schedule set forth in the Award Agreement, in the event that the Employee’s employment terminates on or prior to the Stock Unit Expiration Date by termination of employment after attaining age 65, or termination of employment after both attaining age 55 and completing at least 5 years of service, the Employee shall become vested in a number of Stock Units equal to the product of (i) the total number of Stock Units in which the Employee would have become vested upon the Stock Unit Expiration Date set forth in the Award Agreement had the Employee's employment not terminated, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the Stock Unit Commencement Date and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the Stock Unit Commencement Date to the Stock Unit Expiration Date; provided such number of Stock Units so vested shall be reduced by the number of Stock Units that had previously become vested. In lieu of the Vesting Schedule set forth in the Award Agreement, in the event that the Employee’s employment terminates on or prior to the Stock Unit Expiration Date by reason of death or permanent disability (as determined under the Company’s disability policies), the Employee shall be become fully vested in all of the Employee’s unvested Stock Units.
9.    Non-Assignability. Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.
10.    Rights as a Shareholder. The Employee shall have no rights as a shareholder by reason of the Stock Units.
11.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of Stock Units is a one-time benefit which does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Stock Units shall be granted, the number of Stock Units, the Payment Dates and the Vesting Dates, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause; (d) the Employee’s participation in the Plan is voluntary; (e) the Stock Units are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; and (f) the future value of the Stock Units is unknown and cannot be predicted with certainty.
12.    Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Executive Compensation Committee of the Company (the "Committee") in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Award Agreements, these Terms and Conditions, the Plan and awards made pursuant thereto. These Terms and Conditions shall apply to the grant of Stock Units made to the Employee on the date hereof and shall not apply to any future grants of Stock Units made to the Employee.
13.    Notices. Notices hereunder shall be in writing and, if to the Company, shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107, and, if to the Employee, shall be addressed to the Employee at his or her address as it appears on the Company's records.
14.    Successors and Assigns. The applicable Award Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 8 hereof, to the heirs, legatees and personal representatives of the Employee.
15.    Change in Control Provisions.
Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to all Stock Units granted under the attached Award Agreement.

(a)    Definitions.
As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 15(a)(iii)(A), 15(a)(iii)(B) and 15(a)(iii)(C);
(ii)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)    Acceleration Provisions. (i) In the event of the occurrence of a Change in Control in which the Stock Units are not continued or assumed (i.e., the Stock Units are not equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Stock Units that have not been cancelled or paid out shall become fully vested.
(A) In the event of the occurrence of a Change in Control in which the Stock Units are not continued or assumed and such vested Stock Units are not treated as deferred compensation under Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the regulations and guidance issued thereunder (“Section 409A”), as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 30 days after such event), the Stock Units shall be paid out to the Employee.
(B) In the event of the occurrence of a Change in Control in which the Stock Units are not continued or assumed and such vested Stock Units are treated as deferred compensation under Section 409A, the vested Stock Units shall be paid out to the Employee as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 30 days after such event); provided that the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, and such payout will not result in additional taxes under Section 409A. Otherwise, the vested Stock Units shall be paid out as soon as administratively practicable after the earlier of the Employee’s termination of employment or the applicable Payment Date for such Stock Units (but in no event later than 30 days after such events).
(ii)    In the event of the occurrence of a Change in Control in which the Stock Units are continued or assumed (i.e., the Stock Units are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Stock Units shall not vest upon the Change in Control, provided that the Stock Units that are not subsequently vested and paid under the other provisions of this Award shall become fully vested in the event that the Employee has a “qualifying termination of employment” within two years following the date of the Change in Control. In the event of the occurrence of a Change in Control in which the Stock Units are continued or assumed, vested Stock Units shall be paid out soon as administratively practicable after the earlier of the Employee’s termination of employment or the applicable Payment Date for such Stock Units (but in no event later than 30 days after such events).
A “qualifying termination of employment” shall occur if the Company involuntarily terminates the Employee without “Cause” or the Employee voluntarily terminates for “Good Reason”. For this purpose, “Cause” shall mean:

•	any material misappropriation of funds or property of the Company or its affiliate by the Employee;

•
unreasonable and persistent neglect or refusal by the Employee to perform his or her duties which is demonstrably willful and deliberate on the Employee’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach;

•	conviction of the Employee of a securities law violation or a felony involving moral turpitude; or

•	the Employee being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

For this purpose, “Good Reason” means the occurrence after a Change in Control of any of the following circumstances without the Employee’s express written consent, unless such circumstances are fully corrected within 90 days of the Notice of Termination described below:

•	the material diminution of the Employee’s duties, authorities or responsibilities from those in effect immediately prior to the Change in Control;

•	a material reduction in the Employee’s base salary or target bonus opportunity as in effect on the date immediately prior to the Change in Control;

•
the relocation of the Employee’s office from the location at which the Employee is principally employed immediately prior to the date of the Change in Control to a location 35 or more miles farther from the Employee’s residence immediately prior to the Change in Control, and recognizing that the Employee shall be expected to travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations prior to the Change in Control; or

•	the failure by the Company or its affiliate to pay any material compensation or benefits due to the Employee.
Any termination by the Employee for Good Reason shall be communicated by a Notice of Termination that (x) indicates the specific termination provision in the Award Agreement relied upon, and (y) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated. Such notice must be provided to the Company within ninety (90) days after the event that created the “Good Reason”.
(iii)    If in connection with a Change in Control, the Stock Units are assumed (i.e., the Stock Units are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the Stock Units shall refer to the right to receive such cash and/or equity. An assumption of this Stock Unit award must satisfy the following requirements:

•
The converted or substituted award must be a right to receive an amount of cash and/or equity that has a value, measured at the time of such conversion or substitution, that is equal to the value of this Award as of the date of the Change in Control;

•
Any equity payable in connection with a converted or substituted award must be publicly traded equity securities of the Company, a successor company or their direct or indirect parent company, and such equity issuable with respect to a converted or substituted award must be covered by a registration statement filed with the Securities Exchange Commission that permits the immediate sale of such shares on a national exchange;

•	The vesting terms of any converted or substituted award must be substantially identical to the terms of this Award; and

•
The other terms and conditions of any converted or substituted award must be no less favorable to the Employee than the terms of this Award are as of the date of the Change in Control (including the provisions that would apply in the event of a subsequent Change in Control).

The determination of whether the conditions of this Section 15(b)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 15, whether or not initiated by the Employee. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Employee, provided that the Employee shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.
16.    Employment or Similar Agreements. The provisions of Sections 1, 3, 5, 7, 8 and 15 of these Terms and Conditions shall not be applied to or interpreted in a manner which would decrease the rights held by, or the payments owing to, an Employee under an employment agreement, termination benefits agreement or similar agreement with the Company or an affiliate that pre-exists the Grant Date and contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement, termination benefits agreement or similar agreement and the terms of Sections 1, 3, 5, 7, 8 and 15, the employment agreement, termination benefits agreement or similar agreement shall control.
17.    Grant Subject to Applicable Regulatory Approvals. Any grant of Stock Units under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the Stock Units may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.
18.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.
19.    Data Privacy. In order to administer the Plan, the Company may process personal data about the Employee. Such data includes, but is not limited to, the information provided in the Award Agreement and these Terms and Conditions, and any changes thereto, other appropriate personal and financial data about the Employee, such as home address, business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant of Stock Units, the Employee gives explicit consent to the Company to process any such personal data. The Employee also gives explicit consent to the Company to transfer any such personal data outside the country in which the Employee works or is employed, including, with respect to non-U.S. resident Employees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.
20.    Section 409A. This Award is intended to either be exempt from or comply with the requirements of Section 409A so that no taxes under Section 409A are triggered, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of these Terms and Conditions would otherwise conflict with or frustrate this intent, the provision shall not apply. Notwithstanding any provision in this Award Agreement to the contrary and solely to the extent required by Section 409A, if the Employee is a “specified employee” within the meaning of Code Section 409A and if delivery of shares is being made in connection with the Employee’s separation from service other than by reason of the Employee’s death, delivery of the shares shall be delayed until six months and one day after the Employee’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Employee’s death). The Company shall not be responsible or liable for the consequences of any failure of the Award to avoid taxation under Section 409A.
THIS DOCUMENT DOES NOT CONSTITUTE AN APPROVED PROSPECTUS FOR THE PURPOSES OF SECTION 85(7) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED), AND IS AN EXEMPT FINANCIAL PROMOTION FOR THE PURPOSES OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) PURSUANT TO ARTICLE 60 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTIONS) ORDER 2005.

This document is for the exclusive use of the persons to whom it is addressed and must not be copied, reproduced or distributed to any other personal in any jurisdiction without the prior written consent of Gannett Co., Inc. This document and its contents are confidential and should not be distributed, published or reproduced in whole or in any part or disclosed by the recipients to any other person except their legal or financial advisors for the sole purpose of advising on the terms set out herein. Any person in receipt of this document that does not fall within one of the above categories or to whom distribution is not otherwise lawful should return this document to Gannett Co., Inc. immediately and take no other action.

2016 (UK)